UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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American Beacon Funds
(Name of Registrant as Specified In Its Charter)

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2

AMERICAN BEACON SMALL CAP VALUE FUND
A Series of American Beacon Funds

220 East Las Colinas Boulevard, Suite 1200
Irving, Texas 75039

INFORMATION STATEMENT

This document is an Information Statement for the shareholders of the American Beacon Small Cap Value Fund (“Fund”).  On November 10, 2021, following a recommendation by American Beacon Advisors, Inc. (“Manager”) to do so, the Board of Trustees (“Trustees” or “Board”) of the American Beacon Funds (“Trust”) approved the appointment of DePrince, Race & Zollo, Inc. (“DRZ”) as a new sub-advisor to the Fund.  On March 10, 2022, DRZ began managing a portion of the Fund’s assets alongside the Fund’s other sub-advisors: Barrow, Hanley, Mewhinney & Strauss, LLC; Brandywine Global Investment Management, LLC; Hotchkis and Wiley Capital Management, LLC; and Newton Investment Management North America LLC (together with DRZ, the “Sub-Advisors”).  Prior to February 8, 2022, Foundry Partners LLC (“Foundry”) and Hillcrest Asset Management, LLC (“Hillcrest”) also served as sub-advisors to the Fund.  The assets previously managed by Foundry and Hillcrest were allocated among the Sub-Advisors.  The appointment of DRZ has not resulted in any changes to the Fund’s investment objective, strategies or management fee rate paid by the Fund to the Manager.  The aggregate management and investment advisory fee rate paid by the Fund to the Manager and the Sub-Advisors has not increased.

This Information Statement is being furnished by the Board of the Trust in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Trust has received from the Securities and Exchange Commission (“SEC Order”).  Pursuant to the SEC Order, the Manager and the Trust, on behalf of the Fund, are permitted to enter into new or modified advisory agreements with existing or new unaffiliated sub-advisors with the approval of the Board, but without approval of Fund shareholders.

The purpose of this Information Statement is to provide you with information about DRZ.  This Information Statement also discusses the terms of the investment advisory agreement among DRZ, the Manager and the Trust, on behalf of the Fund, dated January 26, 2022 (“Agreement”).  This information is being provided to the Fund’s shareholders of record as of March 31, 2022.  No action is required of you.  We Are Not Asking You For a Proxy and You Are Requested Not To Send Us a Proxy.

INTRODUCTION

The Manager is located at 220 East Las Colinas Boulevard, Suite 1200, Irving, Texas 75039.  The Manager serves as the Fund’s investment manager and administrator.  In this capacity, the Manager, among other things, develops the Fund’s overall investment strategies, allocates assets among the Sub-Advisors, and oversees the Sub-Advisors, including DRZ.

The number and dollar value of the issued and outstanding shares of the Fund as of March 31, 2022, are set forth in Appendix A.  Please see Appendix B for a listing of shareholders deemed to own beneficially more than 5% of the shares of any class of the Fund as of March 31, 2022.  As of that date, the Trustees and officers of the Fund, as a group, owned less than 1% of the outstanding shares of beneficial interest of each class of the Fund.

You may obtain a copy of the Fund’s most recent Annual Shareholder Report and Semi-Annual Shareholder Report, free of charge, by writing to American Beacon Funds at P.O. Box 219643, Kansas City, MO 64121-9643, by calling 1-800-658-5811-option 1, or by visiting www.americanbeaconfunds.com, or you may directly inform your financial intermediary of your wish.

APPOINTMENT OF DEPRINCE, RACE & ZOLLO, INC.

At its November 9-10, 2021 meetings, the Board considered the approval of a new investment advisory agreement (the “Agreement”) among the Manager, the Trust, on behalf of the Fund, and DRZ.
Prior to the November 9-10, 2021 meetings, information was provided to the Board by DRZ in response to requests from the Board and/or by the Manager in connection with the Board’s consideration of the Agreement.  In addition, the Investment Committee of the Board met with representatives of DRZ.
Provided below is an overview of the primary factors the Board considered at its November 9-10, 2021 meetings at which the Board considered the approval of the Agreement.  In determining whether to approve the Agreement, the Board considered, among other things, the following factors: (1) the nature, extent and quality of the services to be provided; (2) the prior investment performance of a composite of similar accounts managed by DRZ (the “Composite”); (3) the extent to which economies of scale, if any, have been taken into account in setting the fee schedule; (4) whether fee levels reflect these economies of scale, if any, for the benefit of investors; (5) comparisons of services and fees with contracts entered into by DRZ with other clients; and (6) any other benefits anticipated to be derived by DRZ from its relationship with the Fund.
The Board did not identify any particular information that was most relevant to its consideration of the Agreement, and each Trustee may have afforded different weight to the various factors.  Legal counsel to the Trustees who are not “interested persons” of the Trust within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, as amended (“1940 Act”) provided the Board with a memorandum regarding its responsibilities pertaining to the approval of investment advisory contracts, such as the Agreement.  The memorandum explained the regulatory requirements surrounding the Trustees’ process for evaluating investment advisors and the terms of investment advisory contracts.  Based on its evaluation, the Board concluded that the terms of the Agreement were reasonable and fair and that the approval of the Agreement was in the best interests of the Fund.
Nature, Extent and Quality of the Services to Be Provided by DRZ.  The Board considered information regarding DRZ’s principal business activities and overall capabilities to perform the services under the Agreement.  In addition, the Board considered the background and experience of the personnel who will be assigned responsibility for managing the Fund.  The Board also considered DRZ’s investment resources, infrastructure, and the adequacy of its compliance program.  The Board also took into consideration the Manager’s recommendation of DRZ.  The Board considered DRZ’s representation that its current and projected staffing levels were adequate to service the Fund.  Based on this information, the Board concluded that the nature, extent, and quality of the advisory services to be provided by DRZ were appropriate for the Fund in light of its investment objective, and, thus, supported a decision to approve the Agreement.
Performance of DRZ.  The Board evaluated the information provided by DRZ regarding the performance of the Composite relative to the performance of the Fund’s benchmark index and an appropriate industry peer group.  The Board considered representations made by DRZ that, for various periods ended August 31, 2021, the Composite’s relative performance was favorable.  Based on the foregoing information, the Board concluded that the historical investment performance record of DRZ supported approval of the Agreement.
Comparisons of the Amounts to Be Paid Under the Agreement with Those Under Contracts Between DRZ and Its Other Clients.  In evaluating the Agreement, the Board reviewed the proposed advisory fee rate for services to be performed by DRZ on behalf of the Fund.  The Board considered that DRZ’s investment advisory fee rate under the Agreement would be paid to DRZ by the Fund.  The Board considered DRZ’s representation that the advisory fee rate proposed for the Fund is favorable compared to other comparable client accounts.  After evaluating this information, the Board concluded that DRZ’s advisory fee rate under the Agreement was reasonable in light of the services to be provided to the Fund.

Costs of the Services to Be Provided and Profits to Be Realized by DRZ and Its Affiliates from Its Relationship with the Fund.  The Board did not consider the costs of the services to be provided and any profits to be realized by DRZ from its relationship with the Fund, noting instead the arm’s-length nature of the relationship between the Manager and DRZ with respect to the negotiation of the advisory fee rate on behalf of the Fund.
Economies of Scale.  The Board considered DRZ’s representation that it believes that the proposed advisory fee rate for the Fund reflects anticipated economies of scale for the benefit of the Fund’s investors.
Benefits to Be Derived by DRZ from Its Relationship with the Fund.  The Board considered DRZ’s representation that it may benefit from additional soft dollar credits that may accrue to it because of DRZ’s relationship with the Fund.  Based on the foregoing information, the Board concluded that the potential benefits accruing to DRZ by virtue of its relationship with the Fund appear to be fair and reasonable.
Board’s Conclusion.  Based on the various considerations described above, the Board, including a majority of Trustees who are not “interested persons” of the Fund, the Manager or DRZ, as that term is defined in the 1940 Act, concluded that the proposed investment advisory fee rate is fair and reasonable and the approval of the Agreement is in the best interests of the Fund and approved the Agreement.
DESCRIPTION OF THE DRZ INVESTMENT ADVISORY AGREEMENT AND
COMPARISONS TO THE FOUNDRY AND HILLCREST AGREEMENTS

The Agreement among DRZ, the Trust, on behalf of the Fund, and the Manager, dated January 26, 2022, will continue in effect for an initial term of two years.  After the initial two-year term, the Agreement will continue in effect only if it is approved annually by the Board or by the vote of the shareholders of a majority of the outstanding shares of the Fund, and also, in either event, by a majority of the Trustees who are not parties to the Agreement or interested persons of any such party.

Under the Agreement, DRZ manages a portion of the Fund’s assets allocated to it by the Manager.  The Manager may change the amount of assets allocated to DRZ at any time.  DRZ has discretion pursuant to the Agreement to purchase and sell securities for its allocated segment of Fund assets in accordance with the Fund's objectives, policies and limitations, and the more specific investment guidelines or restrictions provided by the Manager.  In addition, the Manager will make investment decisions with respect to the portion of the allocated assets that DRZ determines should be invested in short-term investments.  DRZ is subject to general supervision by the Board and officers of the Fund and the Manager.  Had DRZ served as a Sub-Advisor to the Fund under the Agreement throughout the fiscal year ended October 31, 2021, the aggregate management fee rate paid to the Manager and the investment advisory fees paid to the Sub-Advisors totaling 0.73% of the Fund’s average daily net assets would have been 0.71%.

The Agreement does not protect DRZ against any liability to which it might be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations and/or duties under the Agreement (“Disqualifying Conduct”).  The Agreement will automatically and immediately terminate upon its assignment and may be terminated without penalty at any time by the Manager, by vote of a majority of the Board or by vote of a majority of the outstanding voting securities of the Fund on not less than thirty days’ nor more than sixty days’ written notice to DRZ.  DRZ may also terminate the Agreement without penalty upon sixty days’ written notice to the Fund.  Additionally, the Agreement may be terminated (1) upon written notice by one party to another of a material breach of the Agreement by the other party, unless it is cured within 30 days; and (2) by the Manager immediately upon written notice to DRZ if DRZ gives notice of any financial condition that is likely to impair its ability to fulfill its commitments under the Agreement, or if DRZ otherwise becomes unable to discharge its duties and obligations (“Additional Termination Provisions”).

The terms of the Agreement are substantially similar to the terms of each of: (1) the investment advisory agreement among Foundry, the Trust, on behalf of the Fund, and the Manager (“Foundry Agreement”); and (2) the investment advisory agreement among Hillcrest, the Trust, on behalf of the Fund,and the Manager (“Hillcrest Agreement”), other than the investment advisory fee rate and the effective date.  However, the Agreement incorporates certain different and additional provisions enumerating DRZ’s responsibilities, including as set forth below:

•
Sub-Advisor Liability.  None of the Agreement, the Foundry Agreement, or the Hillcrest Agreement protect the applicable sub-advisor against liability for Disqualifying Conduct.  However, the Agreement extends DRZ’s liability to include claims occurring in connection with any untrue statement or omission of a material fact in the Fund’s registration statement, filings, and sales materials if it was made in reliance on information provided by the sub-advisor.  Additionally, the Hillcrest Agreement requires the sub-advisor to indemnify the Manager, rather than the Trust and its shareholders, for any losses attributable to Disqualifying Conduct, while the Agreement requires DRZ to indemnify the Manager, the Trust and its shareholders for such losses.  Nevertheless, the management agreement among the Trust, on behalf of the Fund, and the Manager provides that the Manager shall be liable to the Fund in connection with any loss resulting from the Manager’s Disqualifying Conduct.

•
Most Favored Nations Clause.  The Agreement, the Foundry Agreement, and the Hillcrest Agreement each include a most favored nations clause, which ensures that the Fund will receive the lowest fee rate offered by the sub-advisor to comparable accounts. The Agreement provides that:  (1) the blended fee rate charged to the Fund will not exceed the blended fee rate charged to an account managed by DRZ according to similar investment objectives, with similar servicing requirements and of the same or smaller size (including other accounts managed for the same client); and (2) the actual annual dollar fee paid by another client of the same or larger size for whom DRZ provides investment advisory services (excluding performance fee arrangements) for an account managed according to similar investment objectives, with similar servicing requirements will not be less than the annual dollar fee paid by the Fund.  The Foundry Agreement and the Hillcrest Agreement include similar clauses; however, the criteria for the identification of comparable accounts and determination whether a fee rate is more favorable differ.

•	Termination. The Foundry or Hillcrest Agreements do not include the Additional Termination Provisions discussed above.
•
Notification Requirements.  Certain provisions of the Agreement are not included in either the Foundry Agreement or Hillcrest Agreement. Specifically, the Agreement requires that DRZ promptly notify the Manager of: (1) any information security breach or acquisition of non-public Fund or shareholder information, (2) any financial condition that is reasonably or foreseeably likely to impair its ability to fulfill its commitments under the Agreement or disqualify it under Section 9(a) of the 1940 Act; and (3) criminal, or certain civil and administrative, actions.

INFORMATION ABOUT DRZ
DRZ, located at 250 Park Avenue South, Suite 250, Winter Park, FL 32789, was founded in 1995.  DRZ is a registered investment advisor. DRZ is 100% employee owned and does not have a parent company. As of March 31, 2022, DRZ had approximately $5.54 billion in assets under management.

The following table provides the name and principal occupation of the principal executive officers and directors of DRZ, as well the basis of their control of DRZ. The address of each of the principal executive officers and directors as it relates to that person’s position with DRZ is 250 Park Avenue South, Suite 250, Winter Park, FL 32789.

Name	Principal Occupation* and Basis of Control
Victor A. Zollo, Jr.	Founding Partner & Co-Chief Executive Officer/Indirect Majority Shareholder**
John D. Race	Founding Partner & Co-Chief Executive Officer//Indirect Majority Shareholder**
Kelly W. Carbone	Management Committee/Indirect Minority Shareholder**
Gregory T. Ramsby	Management Committee/Indirect Minority Shareholder**
Jill S. Lynch	Management Committee/Indirect Minority Shareholder**
Angela A. Johnston	Management Committee/Chief Financial Officer
Adelbert Sanchez	Chief Compliance Officer

*None of the principal executive officers and directors of DRZ listed above have principal employment other than their respective positions with DRZ or positions with DRZ affiliates.

**This individual’s respective equity ownership of DRZ is directly held by a trust, wholly owned and controlled by the individual.

DRZ does not serve as an investment adviser or sub-advisor to any registered investment company which has investment objective(s) and strategies similar to the investment objective(s) and strategies of the Fund.

INFORMATION ABOUT THE FUND’S SUB-ADVISORS
The Fund’s Sub-Advisors serve as investment advisors with respect to the portion of Fund assets allocated to them, pursuant to separate investment advisory agreements.  The assets of the Fund currently are allocated by the Manager to the following investment advisors:

Barrow, Hanley, Mewhinney & Strauss, LLC
Brandywine Global Investment Management, LLC
DePrince, Race & Zollo, Inc.
Hotchkis and Wiley Capital Management, LLC
Newton Investment Management North America LLC

Prior to February 8, 2022, a portion of the assets of the Fund were allocated to each of Foundry and Hillcrest.  Effective on February 8, 2022, the Foundry Agreement and the Hillcrest Agreement each were terminated in connection with a determination by the Manager that such termination was in the best interests of the Fund.  On March 10, 2022, DRZ commenced managing a portion of the Fund’s assets.  Assets are allocated among Sub-Advisors to provide diversification and to reduce the possible impact of any one Sub-Advisor’s sub-par performance on the performance of the Fund.

PRINCIPAL UNDERWRITER AND AFFILIATED BROKERS

Resolute Investment Distributors, Inc., located at 220 East Las Colinas Blvd., Suite 1200, Irving, Texas 75039, is the Fund’s principal underwriter.

During the fiscal year ended October 31, 2021, the following brokerage commissions were paid to affiliated brokers by the Fund:

Broker	Affiliated With*	Aggregate Amount of Commissions	Percentage of Fund’s Aggregate Brokerage Commissions
Keybanc Capital Markets (cleared with affiliate Pershing)	Newton Investment Management North America LLC	$74,614	1.68%
Leerink Partners LLC (cleared with affiliate Pershing)	Newton Investment Management North America LLC	$18,551	0.42%
Needham & Company (cleared with affiliate Pershing)	Newton Investment Management North America LLC	$1,249	0.03%
Berenberg Capital Markets (cleared with affiliate Pershing)	Newton Investment Management North America LLC	$4,071	0.09%
Piper Jaffray Ltd. (cleared with affiliate Pershing)	Newton Investment Management North America LLC	$167,908	3.79%

* The brokers are affiliated with Newton Investment Management North America LLC by clearing through Pershing LLC, with which it is under common control.

*  *  *  *  *

By Order of the Board of Trustees, Rosemary K. Behan Secretary & Chief Legal Officer

April 14, 2022

AMERICAN BEACON SMALL CAP VALUE FUND
A Series of American Beacon Funds

220 East Las Colinas Boulevard, Suite 1200
Irving, Texas 75039

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

April 14, 2022

This communication presents only an overview of the more complete Information Statement that is available to you on the Internet or by mail relating to American Beacon Small Cap Value Fund (“Fund”), a series of American Beacon Funds (“Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

On November 10, 2021, following a recommendation by American Beacon Advisors, Inc. (“Manager”) to do so, the Board of Trustees (“Trustees” or “Board”) of the Trust approved the hiring of DePrince, Race & Zollo, Inc. (“DRZ”) as a new sub-advisor to the Fund.  On March 10, 2022, DRZ began managing a portion of the Fund’s assets alongside the Fund’s other sub-advisors: Barrow, Hanley, Mewhinney & Strauss, LLC; Brandywine Global Investment Management, LLC; Hotchkis and Wiley Capital Management, LLC; and Newton Investment Management North America LLC (together with DRZ, the “Sub-Advisors”).  Prior to February 8, 2022, Foundry Partners LLC (“Foundry”) and Hillcrest Asset Management, LLC (“Hillcrest”) also served as sub-advisors to the Fund.  The assets previously managed by Foundry and Hillcrest were allocated among the Sub-Advisors.  The appointment of DRZ has not resulted in any changes to the Fund’s investment objective, strategies or management fee rate paid by the Fund to the Manager.  The aggregate management and investment advisory fee rate paid by the Fund to the Manager and the Sub-Advisors has not increased.

Additional information about the Manager, DRZ, the investment advisory agreement among DRZ, the Manager, and the Trust, on behalf of the Fund, dated January 26, 2022 (“Agreement”), and the Board’s approval of the Agreement is contained in the Information Statement.

Pursuant to an exemptive order that the Trust has received from the Securities and Exchange Commission, the Manager, and the Trust, on behalf of the Fund, are permitted to enter into new or modified advisory agreements with existing or new unaffiliated sub-advisors with the approval of the Board, but without approval of Fund shareholders.  No action is required of you.  Therefore, We Are Not Asking You For a Proxy and You Are Requested Not To Send Us a Proxy.

This Notice of Internet Availability of the Information Statement (“Notice”) is being mailed on or about April 14, 2022 to the Fund’s shareholders of record as of March 31, 2022.  The Fund will bear the expenses incurred in connection with preparing and delivering this notification.  By sending this Notice, the Fund and the Trust are notifying you that they are making the Information Statement available to you online in lieu of mailing or sending you an email with a copy.  You may print and view the full Information Statement and the Fund’s most recent annual and semi-annual shareholder reports on the Internet at www.americanbeaconfunds.com.  The Information Statement will be available on the website for at least 90 days after the date of this Notice.  A paper or email copy of the Information Statement and/or the Fund’s most recent annual and semi-annual shareholder reports may be obtained, without charge, by contacting the Fund by phone at 1-800-658-5811, on the internet at www.americanbeaconfunds.com or by e-mail at americanbeaconfunds@ambeacon.com. If you would like to receive a paper or e-mail copy of the full Information Statement, you must request one by July 13, 2022. If you have any questions about this Notice, please contact your financial advisor (if applicable) or contact the Fund at the phone number provided above.

As permitted by law, only one copy of this Notice may be delivered to shareholders residing at the same address, unless such shareholders have notified the Fund or their financial intermediary of their desire to receive multiple copies of the shareholder reports and other materials that the Fund sends. If you would like to receive an additional copy of this Notice, contact your financial intermediary or the Trust by writing to the Trust’s address or calling the telephone number shown above.  The Trust will promptly deliver, upon request, a separate copy of this Notice to any shareholder residing at an address to which only one copy was mailed. Shareholders wishing to receive separate copies of the Trust’s shareholder reports and other materials in the future, and shareholders sharing an address that wish to receive a single copy if they are receiving multiple copies, should also send a request to their financial intermediaries or the Trust as indicated.

APPENDIX A

AMERICAN BEACON SMALL CAP VALUE FUND
OUTSTANDING SHARES AND DOLLAR VALUE
(As of March 31, 2022)

Small Cap Value Fund	A Class	C Class	Y Class	R6 Class	Advisor Class	R5 Class	Investor Class
Outstanding Shares	2,216,806	390,142	14,049,416	68,086,149	1,470,074	98,764,767	12,521,181
Dollar Value	$58,568,019	$9,683,336	$392,540,691	$1,936,370,087	$39,250,987	$2,809,857,619	$339,198,802

APPENDIX B

AMERICAN BEACON SMALL CAP VALUE FUND
BENEFICIAL OWNERS OF 5% OR MORE OF SHARES
As of March 31, 2022

SMALL CAP VALUE FUND - A CLASS
Shareholder Address	Number of Shares	% of Class
NATIONAL FINANCIAL SERVICES LLC* FOR EXCLUSIVE BENEFIT OF OUR CUSTOMERS ATTN MUTUAL FUNDS DEPT 4TH FLOOR 499 WASHINGTON BLVD JERSEY CITY NJ 07310-1995	169,419.58	7.64%
UMB BANK CUSTODIAN* SECURITY FINANCIAL RESOURCES 1 SW SECURITY BENEFIT PL TOPEKA KS 66636-1000	442,008.14	19.94%
GREAT-WEST TRUST COMPANY LLC FBO EMPLOYEE BENEFITS CLIENTS 401K 8515 E ORCHARD RD 2T2 GREENWOOD VILLAGE CO 80111-5002	320,793.78	14.47%
LINCOLN RETIREMENT SERVICES COMPANY FBO BCPS 403B PO BOX 7876 FORT WAYNE IN 46801-7876	118,277.60	5.34%
SMALL CAP VALUE FUND - C CLASS
Shareholder Address	Number of Shares	% of Class
AMERICAN ENTERPRISE INV SVCS* 707 2ND AVE S MINNEAPOLIS MN 55402-2405	26,190.84	6.71%
CHARLES SCHWAB & CO INC* SPECIAL CUSTODY A/C FBO CUSTOMERS ATTN MUTUAL FUNDS 211 MAIN STREET SAN FRANCISCO CA 94105-1901	47,897.28	12.28%
LPL FINANCIAL* 4707 EXECUTIVE DR SAN DIEGO CA 92121-3091	104,986.65	26.91%
DCGT AS TTEE AND/OR CUST FBO PLIC VARIOUS RETIREMENT PLANS OMNIBUS ATTN NPIO TRADE DESK 711 HIGH STREET DES MOINES IA 50392-0001	59,696.01	15.30%

SMALL CAP VALUE FUND - Y CLASS
Shareholder Address	Number of Shares	% of Class
CHARLES SCHWAB & CO INC* SPECIAL CUST A/C EXCLUSIVE BENEFIT OF CUSTOMERS ATTN MUTUAL FUNDS 211 MAIN ST SAN FRANCISCO CA 94105-1901	1,346,499.26	9.58%
LPL FINANCIAL* 4707 EXECUTIVE DR SAN DIEGO CA 92121-3091	6,828,675.07	48.60%
NATIONAL FINANCIAL SERVICES LLC* FOR EXCLUSIVE BENEFIT OF OUR CUSTOMERS ATTN MUTUAL FUNDS DEPT 4TH FLOOR 499 WASHINGTON BLVD JERSEY CITY NJ 07310-1995	1,878,573.02	13.37%
RAYMOND JAMES* OMNIBUS FOR MUTUAL FUNDS ATTN COURTNEY WALLER 880 CARILLON PKWY ST PETERSBURG FL 33716-1100	830,355.53	5.91%
SMALL CAP VALUE FUND – R6 CLASS
Shareholder Address	Number of Shares	% of Class
CHARLES SCHWAB & CO INC* SPECIAL CUST A/C EXCLUSIVE BENEFIT OF CUSTOMERS ATTN MUTUAL FUNDS 211 MAIN ST SAN FRANCISCO CA 94105-1901	3,550,387.69	5.21%
NATIONAL FINANCIAL SERVICES LLC* FOR EXCLUSIVE BENEFIT OF OUR CUSTOMERS ATTN MUTUAL FUNDS DEPT 4TH FLOOR 499 WASHINGTON BLVD JERSEY CITY NJ 07310-1995	37,942,089.91	55.73%
T ROWE PRICE RETIREMENT PLAN SERVICES FBO RETIREMENT PLAN CLIENTS 4515 PAINTERS MILL RD OWINGS MILLS MD 21117-4903	5,415,809.91	7.95%

SMALL CAP VALUE FUND - ADVISOR CLASS
Shareholder Address	Number of Shares	% of Class
NATIONAL FINANCIAL SERVICES LLC* FOR EXCLUSIVE BENEFIT OF OUR CUSTOMERS ATTN MUTUAL FUNDS DEPT 4TH FLOOR 499 WASHINGTON BLVD JERSEY CITY NJ 07310-1995	91,435.95	6.22%
DCGT AS TTEE AND/OR CUST FBO PLIC VARIOUS RETIREMENT PLANS OMNIBUS ATTN NPIO TRADE DESK 711 HIGH STREET DES MOINES IA 50392-0001	233,898.15	15.91%
TALCOTT RESOLUTION LIFE INSURANCE COMPANY PO BOX 5051 HARTFORD CT 06102-5051	135,261.91	9.20%
VOYA INSTITUTIONAL TRUST COMPANY ONE ORANGE WAY B3N WINDSOR CT 06095-4773	203,460.47	13.84%

SMALL CAP VALUE FUND – R5 CLASS
Shareholder Address	Number of Shares	% of Class
CHARLES SCHWAB & CO INC* SPECIAL CUST A/C EXCLUSIVE BENEFIT OF CUSTOMERS ATTN MUTUAL FUNDS 211 MAIN ST SAN FRANCISCO CA 94105-1901	20,855,889.40	21.12%
NATIONAL FINANCIAL SERVICES LLC* FOR EXCLUSIVE BENEFIT OF OUR CUSTOMERS ATTN MUTUAL FUNDS DEPT 4TH FLOOR 499 WASHINGTON BLVD JERSEY CITY NJ 07310-1995	39,597,779.21	40.09%

SMALL CAP VALUE FUND - INVESTOR CLASS
Shareholder Address	Number of Shares	% of Class
CHARLES SCHWAB & CO INC* SPECIAL CUST A/C EXCLUSIVE BENEFIT OF CUSTOMERS ATTN MUTUAL FUNDS 211 MAIN ST SAN FRANCISCO CA 94105-1901	2,655,315.87	21.21%
NATIONAL FINANCIAL SERVICES LLC* FOR EXCLUSIVE BENEFIT OF OUR CUSTOMERS ATTN MUTUAL FUNDS DEPT 4TH FLOOR 499 WASHINGTON BLVD JERSEY CITY NJ 07310-1995	5,704,235.97	45.56%

*Denotes record owner of Fund shares only.